                                                                   EXHIBIT 99.2

                       M E R R I L L  C O R P O R A T I ON

      OFFER FOR OUTSTANDING 12% SERIES A SENIOR SUBORDINATED NOTES DUE 2009
                                 IN EXCHANGE FOR
                 12% SERIES B SENIOR SUBORDINATED NOTES DUE 2009,
     WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

--------------------------------------------------------------------------------
       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                            , 2000, UNLESS EXTENDED.
--------------------------------------------------------------------------------

To:      Brokers, Dealers, Commercial Banks,
         Trust Companies and Other Nominees:

         Upon and subject to the terms and conditions set forth in the
prospectus, dated         , 2000 (the "Prospectus"), and the enclosed Letter of
Transmittal (the "Letter of Transmittal"), an offer to exchange (the "Exchange Offer") the registered 12% Series B Senior Subordinated Notes due 2009 (the "Exchange Notes") for any and all outstanding 12% Series A Senior Subordinated Notes due 2009 (the "Old Notes") is being made pursuant to such Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of Merrill Corporation, a Minnesota corporation (the "Company"), contained in the A/B Exchange Registration Rights Agreement, dated November 23, 1999, among the Company, certain subsidiaries of the Company and Donaldson Lufkin & Jenrette Securities Corporation.

         We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

         1.       Prospectus dated                  , 2000;

         2. The Letter of Transmittal for your use and for the information of your clients;

         3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis; and

         4. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

         YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON           , 2000 (THE "EXPIRATION DATE"), UNLESS
EXTENDED BY THE COMPANY. OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

         To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

         If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes or other required documents prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."

         The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in the Instructions to the Letter of Transmittal.

         Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of enclosed materials, should be directed to Norwest Bank Minnesota, N.A., as Exchange Agent for the Exchange Offer, at the address and telephone number set forth on the front of the Letter of Transmittal.

                                                 Very truly yours,


                                                 MERRILL CORPORATION


         NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.


                                       2